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                                  EXHIBIT 23.8

                            CONSENT OF LEGAL COUNSEL


We hereby consent to the use of our opinion dated July 7, 2000 as an exhibit to this Registration Statement, as amended by Post-Effective Amendment No. 2, and further consent to the use of our name wherever appearing in such Registration Statement, including the prospectus constituting a part thereof.


                            BERKLEY, GORDON, LEVINE,
                           GOLDSTEIN & GARFINKEL, LLP

                          /s/ Berkley, Gordon, Levine,
                           Goldstein & Garfinkel, LLP


Las Vegas, Nevada
April 6, 2001